UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2016

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-2345

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in the Registrant’s Certifying Accountant.

On March 17, 2016, BDO USA, LLP (“BDO”) informed 6D Global Technologies, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately. BDO has served as the Company’s independent registered public accounting firm since October 22, 2014. The Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) did not request, recommend, or approve the resignation of BDO.

By letter dated March 15, 2016, BDO informed the Chairman of the Audit Committee that it could not rely on the representations of Tejune Kang, the CEO of the Company, due to certain inconsistencies in prior statements and insisted that Mr. Kang separate or be separated from the Company as a condition of its continued representation of the Company as its independent registered public accounting firm. The Chairman of the Audit Committee discussed this matter with BDO, and later shared this information with the Board. The Board met on March 17, 2016 to consider the matter. At the meeting, Mr. Kang refused the request to resign in the belief that it was not in the best interests of the Company or its shareholders. A motion was subsequently made by Mr. Hartung at the meeting to terminate Mr. Kang and such motion was not seconded, and therefore was not voted upon. BDO subsequently resigned as the Company’s independent registered public accounting firm.

By letter dated March 21, 2016, BDO informed the Company of the following matters which represent disagreements and/or reportable events under Item 304(a)(1)(iv) and (v) of Regulation S-K:

•	Stock grant agreements;

•	Advisors not compensated by the Company;

•	Investigative procedures; and

•	Internal controls.

The Chairman of the Audit Committee had previously discussed these matters with BDO prior to receipt of the March 21, 2016 letter. The foregoing summary of BDO’s letter regarding disagreements and/or reportable events under Item 304(a)(1)(iv) and (v) of Regulation S-K is qualified in its entirety by reference to the letter filed as Exhibit 16.2 hereto.  The Company disagrees with BDO’s conclusions.

The Company’s financial statements for the fiscal year ended December 31, 2014, the only fiscal year for which a report on the Company’s financial statements was issued by BDO, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has authorized BDO to respond fully to all inquiries of the successor independent registered public accounting firm.

The Company is currently searching for a replacement independent registered public accounting firm, and intends to engage one as quickly as possible.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the time this Form 8-K was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and a copy of that letter is attached hereto as Exhibit 16.3.

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

By letter dated March 21, 2016, BDO notified the Company that the financial statements for the fiscal year ended December 31, 2014 should not be relied upon because of the financial statements failure to reflect a currently estimated $226,000 of additional stock compensation expense and because of BDO’s inability to rely on the representations provided by the CEO. In addition, BDO notified the Company that the interim financial statements for the periods ended September 30, 2014, March 31, 2015, June 30, 2015, and September 30, 2015, should also not be relied upon. BDO further believes that the nine month period ended September 30, 2015 will have an additional stock compensation expense currently estimated at $501,000. The Company continues to evaluate its estimation of such expenses.

The foregoing summary of BDO’s letter is qualified in its entirety by reference to the letter filed as Exhibit 7.1 hereto.

The Chairman of the Audit Committee had previously discussed these matters with BDO prior to receipt of the March 21, 2016 letter.

The Company has provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the time this Form 8-K was filed with the SEC. The Company requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and a copy of that letter is attached hereto as Exhibit 7.2.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Adam Hartung

On March 17, 2016, Adam Hartung, resigned from his position as a member of the Board. Mr. Hartung’s resignation will be effective on April 16, 2016. Mr. Hartung is a director, the Chairman of the Audit Committee, and a member of the Governance and Nominating and Compensation Committees. Mr. Hartung advised the Board that the reason for his resignation was because the Board did not support his decision to terminate Mr. Kang as CEO of the Company, as discussed in Item 4.01 above, and Mr. Hartung felt he would no longer be an effective member of the Board.

Amendment to Tejune Kang’s Employment Agreement

On March 17, 2016, the Company amended its written employment agreement with Mr. Kang, the Company’s CEO and Chairman of the Board. Under the amended terms of the agreement, Mr. Kang’s total compensation will consist of a base salary of $220,000, without any allowance or reimbursement of personal expenses.

The foregoing summary of the amendment to Mr. Kang’s written employment agreement is qualified in its entirety by reference to the amended employment agreement filed as Exhibit 10.1 hereto.

Item 8.01                      Other Events

Section 10A Independent Investigation

On December 4, 2015 the Audit Committee resolved to undertake a Section 10A independent investigation (the “Investigation”) as to whether there were any merits to the concerns expressed by the Staff of the Nasdaq Stock Market (“Nasdaq”) in its de-listing letter dated November 20, 2015, and/or whether there had been any misrepresentations or improper behaviors on the part of the Company’s management tied to any of the concerns expressed by Nasdaq as they refer to Benjamin Wey (“Wey”), the actions of Wey and his colleagues and the Company’s management.

The Audit Committee retained an independent law firm, Blank Rome LLP (“Blank Rome”), to conduct the Investigation.  The scope of the Investigation mirrored the concerns expressed in Nasdaq’s de-listing letter: (1) whether Wey improperly influenced the Company’s management; (2) whether Wey inflated the Company’s shareholder count to help it gain listing of the Company’s securities on Nasdaq; and (3) whether Wey manipulated the Company’s stock price.  In addition, Blank Rome examined whether management of the Company actively assisted Wey or was complicit in Wey’s alleged improper or illegal activity referred to above with regard to the Company.

On February 25, 2016, Blank Rome completed its Investigation and delivered its final report to the Audit Committee.   A copy of the final report was also provided to the Nasdaq Hearings Panel at their request.

Blank Rome’s findings from the Investigation were as follows:

(1)	Blank Rome found no evidence that the Company’s current or former Board members were unduly influenced by Wey, including Mr. Kang.

(2)	Blank Rome found no evidence of inflation of the Company’s shareholder count to help it obtain the listing of the Company’s securities on Nasdaq.

(3)	Blank Rome found no evidence that Wey or anyone at the Company manipulated the Company’s stock price.

Blank Rome also had the following recommendations to enhance the Company’s internal controls:

(1)
Blank Rome recommended that the Company implement enhanced expense control procedures for management, with budgeting and tracking of expenses incurred by management, and quarterly reporting to the Audit Committee.

(2)
Blank Rome recommended that the Corporate Governance Committee of the Board audit the Company’s compliance with Nasdaq’s Continued Listing requirements and report the results to the Board on an annual basis.

The Board promptly passed resolutions to implement all of Blank Rome’s recommendations.

Panel Decision Regarding Continued Listing

On January 21, 2016, the Panel heard the views of both the Company and Staff on the continued listing of the Company’s shares. On January 25, 2016, the Panel decided to defer its decision pending review of the results of Blank Rome’s internal investigation. As discussed above, Blank Rome finished its internal investigation on February 25, 2016 and delivered a copy of the report to the Panel. Since the Hearing and subsequent submission of the Blank Rome report, the Company has continued to update the Panel with respect to recent events concerning the Company’s fiscal year 2015 audit, including the filing of a Notification of Late Filing on Form 12b-25, the resignation of BDO, and the resignation of Mr. Hartung. The Company has asked the Panel for additional time to hire a new auditor and to find a new Board member to serve as Chairman of the Audit Committee.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

7.1*	Letter from BDO, dated March 21, 2016

7.2†	Letter from BDO, dated March 23, 2016

10.1	Employment Agreement, dated March 17, 2016, by and between the Company and Tejune Kang.

16.1	Letter from BDO, dated March 17, 2016.

16.2	Letter from BDO, dated March 21, 2016

16.3	Letter from BDO, dated March 23, 2016

* Contained within Exhibit 16.2.
† Contained within Exhibit 16.3.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: March 23, 2016	By:	/s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer